UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 6, 2005
LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
6455 Nancy Ridge Drive
San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 452-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8
EXHIBIT 10.9
EXHIBIT 99.1

Item 1.01 Entry Into A Material Definitive Agreement.
Private Placement
     On October 6, 2005, La Jolla Pharmaceutical Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) that provides for the sale of common stock and warrants to purchase common stock to selected institutional and other accredited investors (the “Purchasers”) for gross proceeds to the Company of approximately $66 million. Pursuant to the terms of the agreement, the Company will issue an aggregate of 88 million shares of newly-issued common stock and warrants to purchase an aggregate of 22 million shares of common stock (the “Closing Warrants”) to the Purchasers. The issuance of the shares and the Closing Warrants and the other actions contemplated by the Purchase Agreement are collectively referred to herein as the “Transaction.”
     The Transaction is expected to close (the “Closing”) in December 2005 and is subject to stockholder approval, the Company remaining listed on either the Nasdaq National Market or the Nasdaq Capital Market, and other customary closing conditions. The Purchase Agreement provides that, following the Closing, the Company will have a nine-member board of directors, which will include two members designated by Essex Woodlands Health Ventures Fund VI, LP (“Essex”), one member designated by Frazier Healthcare V, LP (“Frazier”) and one member designated jointly by Essex and Frazier. Pacific Growth Equities, LLC served as the financial advisor to the Company in connection with the transaction and will receive a commission equal to 6% of the gross proceeds from the sale of the shares and the Closing Warrants (other than the shares and Closing Warrants issued to Essex). One of the Purchasers, Alejandro Gonzalez, currently owns more than 5% of the Company’s outstanding capital stock. Mr. Gonzalez has agreed, subject to the terms and conditions of the Purchase Agreement, to purchase approximately 14.7 million additional shares and to acquire approximately 3.7 million warrants to purchase common stock.
     The Company has agreed to register the shares issued pursuant to the Purchase Agreement and the shares to be issued under the Closing Warrants and the Contingent Warrants, if any, for resale. The Closing Warrants to be issued at the closing will be immediately exercisable when issued, will have an exercise price of $1.00 per share and will remain exercisable for five years.
     In addition to the Closing Warrants, the Purchasers have the right to receive additional but conditional warrants to purchase an amount of common stock equal to an aggregate of 5% of the outstanding shares of the Company as of October 6, 2005 (the “Contingent Warrants”). The Contingent Warrants have an exercise price of $0.10 per share, but will only become exercisable in the event that the Company completes a financing transaction other than the Transaction, the stockholders do not approve the Transaction, the Transaction is not closed prior to December 30, 2005, or certain extraordinary transactions occur (each, a “Warrant Trigger”). Upon the Closing, the Contingent Warrants, if issued, would become void and of no effect.
     On October 6, 2005, the Company issued Contingent Warrants to purchase up to an aggregate of 589,851 shares of common stock of the Company to the following Purchasers concurrent with the execution of the Purchase

Agreement: Domain Public Equity Partners, LP; Special Situations Fund III, LP; Special Situations Cayman Fund, LP; Special Situations Private Equity Fund, LP; and Special Situations Life Sciences Fund, LP. The remainder of the Contingent Warrants to purchase up to an aggregate of 3,117,783 shares of common stock of the Company would be issued only upon the occurrence of a Warrant Trigger.
     In connection with seeking stockholder approval of the Transaction, the Company expects to seek stockholder approval of an amendment to its certificate of incorporation to increase the number of authorized shares of common stock, to amend its current equity incentive plan to, among other matters, increase the number of shares available for grant under the plan and to approve a reverse stock split in the range of two-for-one to five-for-one. The exact ratio will be determined by the Company’s board of directors prior to filing the proxy statement for the special meeting of stockholders.
     The shares issued pursuant to the Purchase Agreement, the Closing Warrants, the Contingent Warrants and any shares of common stock issued pursuant to the Closing Warrants and the Contingent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The securities will be issued to accredited investors in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
     The foregoing is a summary of the terms of the Transaction and is qualified in its entirety by reference to the agreements attached hereto. The Securities Purchase Agreement (together with the exhibits and schedules thereto) and the Registration Rights Agreement among the Company and the Purchasers are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively. A form of the Contingent Warrant is attached hereto as Exhibit 4.2. The press release announcing the Transaction is attached hereto as Exhibit 99.1. Exhibits 4.1, 4.2, 10.1 and 99.1 are incorporated herein by reference.
Retention Agreements
     Concurrent with the execution of the Purchase Agreement, in an effort to retain key employees whom the Company believes are important for the continuation of the Company’s business operations, the Company entered into retention agreements with certain members of its management, including with the following executive officers: Steven B. Engle, Matthew D. Linnik, Ph.D., Bruce K. Bennett, Josefina T. Elchico, Paul C. Jenn, Ph.D., Theodora Reilly, Gail A. Sloan, and Andrew Wiseman, Ph.D. Pursuant to the terms of the retention agreements, subject to the Closing of the Transaction, each of the employees named above is entitled to receive an incentive bonus in the form of cash, shares of restricted stock, or a combination of both.
If the all cash election is made by an employee, a portion of the incentive payment will be paid shortly after Closing, and, subject to the employee remaining employed by the Company, the balance of the incentive payment will be made six months following the Closing. If the all stock election is made by an employee, shares of restricted will be granted shortly after the Closing and the Company’s repurchase right with respect to the shares will lapse on the one year anniversary of the Closing. If the combination cash and restricted stock election is made by an employee, a portion of the incentive payment will be paid in cash shortly following the Closing and a portion of the incentive payment will be made in the form of a grant of restricted stock. The restricted stock will be issued shortly following the Closing and the Company’s repurchase right with respect to the shares will lapse on the one year anniversary of the Closing. In the event that an employee elects to receive shares of restricted stock, he or she will also, subject to certain limitations, be entitled to receive an additional “gross-up” payment based on the taxes payable with respect of the shares of the restricted stock. If the all cash election were to be selected by all of the employees, the cash payments to be made by the Company, if both the first and second payments are made, would range from approximately $87,000 to $218,000 depending on the employee. If the all stock election were to be made by all of the employees, the Company would issue up to approximately 1,258,000 shares of restricted stock in the aggregate. The grants of the shares of restricted stock are expected to be made pursuant to the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan but are subject to there being a sufficient number of shares authorized under the plan for grant and to stockholder approval of the amendment of certain vesting provisions currently contained in the plan. These agreements replace the retention agreements entered into by the Company on April 19, 2005, as amended. The foregoing is a summary of the terms of the retention agreements and is qualified in its entirety by reference to each of the retention agreements which are attached hereto as Exhibits 10.2 through 10.9, the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
     The information required by this Item 3.02 is set forth in Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Registration Rights Agreement among the Company and Purchasers dated October 6, 2005

4.2	Form of Contingent Warrants

10.1	Securities Purchase Agreement among the Company and Purchasers dated October 6, 2005

10.2	Retention Agreement, by and between La Jolla Pharmaceutical Company and Steven B. Engle, dated October 6, 2005

10.3	Retention Agreement, by and between La Jolla Pharmaceutical Company and Matthew D. Linnik, Ph.D., dated October 6, 2005

10.4	Retention Agreement, by and between La Jolla Pharmaceutical Company and Bruce K. Bennett, dated October 6, 2005

10.5	Retention Agreement, by and between La Jolla Pharmaceutical Company and Josefina T. Elchico, dated October 6, 2005

10.6	Retention Agreement, by and between La Jolla Pharmaceutical Company and Paul C. Jenn, Ph.D., dated October 6, 2005

10.7	Retention Agreement, by and between La Jolla Pharmaceutical Company and Theodora Reilly, dated October 6, 2005

10.8	Retention Agreement, by and between La Jolla Pharmaceutical Company and Gail A. Sloan, dated October 6, 2005

Exhibit No.	Description

10.9	Retention Agreement, by and between La Jolla Pharmaceutical Company and Andrew Wiseman, Ph.D, dated October 6, 2005

99.1	Press Release, dated October 7, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 7, 2005

LA JOLLA PHARMACEUTICAL COMPANY
By:	/s/ Gail A. Sloan
Gail A. Sloan
Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement among the Company and the Purchasers, dated October 6, 2005

4.2	Form of Contingent Warrants

10.1	Securities Purchase Agreement among the Company and the Purchasers, dated October 6, 2005

10.2	Retention Agreement, by and between La Jolla Pharmaceutical Company and Steven B. Engle, dated October 6, 2005

10.3	Retention Agreement, by and between La Jolla Pharmaceutical Company and Matthew D. Linnik, Ph.D., dated October 6, 2005

10.4	Retention Agreement, by and between La Jolla Pharmaceutical Company and Bruce K. Bennett, dated October 6, 2005

10.5	Retention Agreement, by and between La Jolla Pharmaceutical Company and Josefina T. Elchico, dated October 6, 2005.

10.6	Retention Agreement, by and between La Jolla Pharmaceutical Company and Paul C. Jenn, Ph.D., dated October 6, 2005

10.7	Retention Agreement, by and between La Jolla Pharmaceutical Company and Theodora Reilly, dated October 6, 2005.

10.8	Retention Agreement, by and between La Jolla Pharmaceutical Company and Gail A. Sloan, dated October 6, 2005

10.9	Retention Agreement, by and between La Jolla Pharmaceutical Company and Andrew Wiseman, Ph.D, dated October 6, 2005

99.1	Press Release, dated October 7, 2005